Exhibit 3.1

   FILED                       Articles of Incorporation     Filing fee: $225.00
 IN THE OFFICE OF THE            (PURSUANT TO NRS 78)         Receipt #: C91237
SECRETARY OF STATE OF THE                                  LOGISTIC DISTRIBUTION
STATE OF NEVADA                     STATE OF NEVADA        SYSTEMS
                                                           1845 SOUTH 9TH STREET
    SEP 2 1993                                             SALT LAKE CITY, UT
    11563.93                                                           84104
  CHERYL A LAU                    SECRETARY OF STATE
                                    STATE OF NEVADA

    IMPORTANT: Read instructions on reverse side before completing this form
                         TYPE OR PRINT (BLACK INK ONLY)

1. NAME OF CORPORATION  LOGISTIC  DISTRIBUTION SYSTEMS INTERNATIONAL GROUP, INC.
2. RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)

Name of Resident Agent:             CT Corporation System
Street Address.           One East First Street    Reno    Nevada    89501
                          Street No.  Street Name  City               Zip

3.   SHARES: (number of shares the corporation is authorized to issue)
     Number of shares with par value: 100,000,000 Par value: $0.001
     Number of shares without par value: 0
4. GOVERNING BOARD: shall be styled as (check one): XX Directors __ Trustees The FIRST BOARD OF DIRECTORS shall consist of
 Name  Wayne Notwell     Address  1845 So. 9th West, Salt Lake City, Utah 84104
 Name  Koni Smart        Address  1845 So. 9th West, Salt Lake City, Utah 84104
 Name  Toni Fightmaster  Address  1845 So. 9th West, Salt Lake City, Utah 84104

5.PURPOSE (optional- see reverse side): The purpose of the corporation shall be:

6. NRS 78.037: States that the articles of incorporation may also contain a provision eliminating or limiting the personal liability of a director or officer of the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer except acts or emissions which include misconduct or fraud. Do you want this provision to be part of your articles? Please check one of the following: YES XX NO __.

7. OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information noted on separate pages. But, if any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. Number of pages attached 5 .

8. SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles: (signatures most be notarized)

Name (print)  Wayne Notwell              Name (print)  Koni Smart
Address 1845 So. 9th W  SLC, UT 84104    Address 1845 So. 9th W  SLC, UT 84104
Signature /s/ Wayne C Notwell            Signature /s/ Koni H. Smart
Name (print)  Toni Fightmaster           Subscribed and sworn to before me this
Address 1845 So. 9th W  SLC, UT 84104    31 day of August, 93
Signature /s/ Toni Fightmaster           /s/ Francine E. Jordan
                                         Notary Public      OFFICIAL NOTARY SEAL
                                         FRANCINE E JORDAN       STATE OF UTAH
                                         My Comm Exp May 05, 1995

9. CERTIFICATF OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT
                  (see attached CONSENT)
                                     hereby accept appointment as Resident Agent
---------------------------
Signature of Resident Agent

7. OTHER MATTERS
                                    ARTICLE I
                               NAME OF CORPORATION

         The name of the Corporation is Logistic Distribution Systems
                                        International Group, Inc.

                                   ARTICLE II
                                    DURATION

         Corporation shall exist perpetually or until dissolved according to law.

                                   ARTICLE III
                                    PURPOSES

         The nature of the business or purposes to be conducted or promoted is to obtain funds which, though limited, may be used to businesses and/or and take advantage of innovative businesses and/or practices as may, in the management's perception, from time to time appear desirable; provided that none of such opportunities would entail any violation of federal, state or local law or regulation; and to conduct such other business as may be authorized by the laws of the State of Nevada.

                                   ARTICLE IV
                                     SHARES

         The aggregate number of shares which the Corporation shall have authority to issue is one hundred million(100,000,000) shares of common stock having a par value of one tenth of one cent ($.001) per share. All voting rights of the Corporation shall be exercised by the holders of the common stock, with each share of common stock being entitled to one vote. All shares of common stock shall have equal rights in the event of dissolution or final liquidation. There shall be no other "classes" than common stock.

                                    ARTICLE V
                            COMMENCEMENT OF BUSINESS

         The Corporation will not commence business until consideration of the value of at least One Thousand Dollars ($1,000) has been received for the issuance of shares.

                                   ARTICLE VI
                           REGULATION INTERNAL AFFAIRS

         Section 1. Shareholders' Meetings. Meetings of the shareholders may be called by the President or by any one director or by any number of shareholders owning not less than ten percent of the outstanding shares entitled to vote at such meeting. Notice of shareholder's meetings shall be given in writing by mailing such notice to the address of every shareholder, at the last known address of such shareholder, at least ten days prior to the date and hour of said meeting. Publication of notice of a shareholders' meeting is not required for any purpose. Any notice required to be given any shareholders of this Corporation may be waived by written instrument signed by such shareholders. A majority but less than all of the shareholders entitled to vote may amend the Articles of Incorporation or take such other action that requires shareholders approval.

         Section 2. By-laws. The majority of the directors may adopt by-laws for the Corporation which are consistent with these Articles and the laws of the State of Nevada and may amend and repeal from time to time any by-law.

         Section 3. Contracts with interested directors or officers. No contract, lease, or other transaction between the Corporation and any other corporation and no other act of the Corporation with relation to any other corporation shall, in the absence of fraud, in any way be invalidated or otherwise affected, by the fact that any one or more of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or individually, or any firm or association of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract, lease, or other transaction with the Corporation, provided that the fact that he individually or as a member of such firm or association is such or part to, or is so interested in, any contract, lease, or other transaction with the Corporation, shall be disclosed, or shall have been known, to the Board of Directors or by a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon such contract or transaction shall be taken; and in any case described in this paragraph, any such director may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract, lease, or other transaction and may vote thereat to authorize any such contract or transaction.

                                   ARTICLE VII
                              NO PREEMPTIVE RIGHTS

         No holder of shares of the capital stock of any class of the corporation shall have any preemptive or preferential rights of subscription to any shares of any class of stock of the corporation whether now or hereafter hereafter authorized, or to any obligations convertible into stock of the corporation, issued or sold. The term "Convertible obligations" as used herein shall include any notes, bonds or other evidences of indebtedness to which are attached or with which are issued warrants or other rights to purchase stock of the corporation.

                                  ARTICLE VIII
                           REGISTERED OFFICE AND AGENT

          The address of the initial registered office of the Corporation is One East First Street, Reno, Nevada 89501, and the name of its registered agent at such address is CT Corporation System.

                                   ARTICLE IX
                                    DIRECTORS

         The number of directors which shall constitute the initial Board of Directors of the Corporation is three. They shall serve as directors until the first regular annual meeting of the shareholders or until their successors are elected and shall qualify. They are:

         NAME                                  ADDRESS
         Wayne Notwell                         1845 South 9th West
                                               Salt Lake City, Utah 84104

         Toni Fightmaster                      1845 South 9th West
                                               Salt Lake City, Utah 84104

         Koni Smart                            1845 South 9th West
                                               Salt Lake City, Utah 84104

                                    ARTICLE X
                                  INCORPORATORS

         The name and address of each incorporator are:

         NAME                                  ADDRESS
         Wayne Notwell                         1845 South 9th West
                                               Salt Lake City, Utah 84104

         Toni Fightmaster                      1845 South 9th West
                                               Salt Lake city, Utah 84104

         Koni Smart                            1845 South 9th West
                                               Salt Lake City, Utah 84104

                                   ARTICLE XI
                          INDEMNIFICATION - EXCULPATION

         The Corporation shall provide indemnification and/or exculpation to its directors, officers, employees, agents, and other entities which deal with it to the maximum extent provided, and under the terms provided, by the laws and decisions of the Courts of the State of Nevada, and by any additional applicable federal or state laws or court decisions.

                         CONSENT T0 BE REGISTERED AGENT





         The Corporation Trust Company of Nevada, One East, First Street, Reno, Nevada 89501, does hereby consent to be the Nevada registered agent for Curtis Valley Incorporated, a Nevada corporation.

                               The Corporation Trust Company of Nevada

                               By  /s/ Marcia J. Sunahara
                               ---------------------------------------
                               Marcia J. Sunahara, Special Assistant Secretary

      FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
    NOV 08 1995
NO. 11563-93
DEAN HELLER SECRETARY OF STATE

                            CERTIFICATE Of AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                          LOGISTIC DISTRIBUTION SYSTEMS
                            INTERNATIONAL GROUP, INC.

Steve Jorgensen and Barbara Jorgensen certify that:


         1. They are the President and the Secretary, respectively, of Logistic Distribution Systems International Group, Inc. (the "Corporation,") a Nevada corporation.

         2. The Board of Directors of the Corporation has duly approved the following amendment to the Articles of Incorporation of said Corporation.

         Article FIRST is amended to read in full as follows:

         "FIRST: The name of the corporation (hereinafter called the Corporation) shall be VORTICES, INC. "

         3. The foregoing amendment of the Articles of Incorporation of the Corporation has been duly approved by the required written consent of the shareholders in accordance with Sections 78.320 and 78.390 of the Domestic and Foreign Corporation Laws of the State of Nevada. The Corporation has one class of shares outstanding which are entitled to vote with respect to the amendment, and the number of votes representing such outstanding voting shares is 6,825,000 votes. The number of votes authorizing the amendments by written consent of a majority, that is, more than 50% of the outstanding votes shares was required for approval of the amendment and the amendment was approved by written consent of 5,460,000 votes, or 80% of the outstanding votes.

DATED: November  , 1995                        /s/ Steve Jorgensen President
                                               ---------------------------------
                                               Steve Jorgensen, President

DATED: November  , 1995                        /s/ Barbara J. Jorgensen
                                               ---------------------------------
                                               Barbara Jorgensen

State of California                   )
                                      ) ss.
County of Los Angeles                 )

         Steve Jorgensen, being duly sworn, deposes and says:

         That he has read the foregoing certificate and knows the contents thereof.

           That the matters set forth therein are true of his own knowledge.

                                                    /s/ Steve Jorgensen Pres.
                                                    ----------------------------
                                                    Steve Jorgensen, President

         Subscribed and sworn to before me this day of November, 1995.

[notarial seal]                                      /s/ Stanton Weinstein
                                                     ---------------------------
                                                              Notary Public

State of California                   )
                                      ) ss.
County of Los Angeles                 )

         Barbara Jorgensen, being duly sworn, deposes and says:

         That she has read the foregoing certificate and knows the contents thereof.

         That the matters set forth therein are true of her own knowledge.

                                                     /s/ Barbara Jorgensen
                                                    ----------------------------
                                                    Barabara Jorgensen Secretary

Subscribed and sworn to before me this      day of November, 1995.

[notarial seal]                                      /s/ Stanton Weinstein
                                                     ---------------------------
                                                              Notary Public

Registry Number: C 1563-93

                                                                   FILED
                                                    IN THE OFFICE OF THE
                                               SECRETARY OF STATE OF THE
                                                         STATE OF NEVADA
                                                             APR 05 1999
                                                           No. c11563-93
                                               DEAN HELLER, SECRETARY OF STATE

                            Certificate of Amendment
                          of Articles of Incorporation
                            (After Issuance of Stock)
                             SIMULATOR SYSTEMS, INC.


         We the undersigned, Paul Stringer, President, and Steve Amdahl, Secretary, of Simulator Systems, Inc, do hereby certify:

         That the Board of Directors of said corporation by unanimous consent action without a meeting pursuant to NRS 78.315 on March 31, 1999, adopted a resolution to amend the articles as follows:

         Article 1 is hereby amended to read as follows:

                  The name of the corporation is Casino Pirata.com Ltd.

         The number of shares of common stock of the corporation outstanding and entitled to vote on the amendments to the Articles of Incorporation is 6,246,295; that the said change and amendment have been consented to and approved by the majority of the stockholders holding a least a majority of each class of stock outstanding and entitled to vote thereon.


                                               /s/Paul Stringer
                                               ---------------------------------
                                               Paul Stringer, President

                                                /s/Steve Amdahl
                                               ---------------------------------
                                                Steve Amdahl, Secretary



State of Oregon
County of Multnomah

 Steve Ain Amdahl
 Secretary

         On March 31 1999, personally appeared before me, a Notary Public, Paul Stringer and Steve Amdahl, who acknowledged that they executed the foregoing instrument.

                                               /s/ Robert C. Laskowski
                                               ---------------------------------
                                               Notary Public for Oregon

                                                       Official Seal
                                                    ROBERT C LASKOWSKI
                                                  NOTARY PUBLIC - OREGON
                                                   COMMISSION NO. 060599
                                               MY COMMISSION EXPIRES MAR. 5 2000

Registry Number: C 11563-93

                                                                   FILED
                                                    IN THE OFFICE OF THE
                                               SECRETARY OF STATE OF THE
                                                         STATE OF NEVADA
                                                             NOV 18 1999
                                                           No. c11563-93
                                               DEAN HELLER, SECRETARY OF STATE


                            Certificate of Amendment
                          of Articles of Incorporation
                            (After Issuance of Stock)
                             CASINO PIRATA.COM LTD.





         We the undersigned, George J. Bentley, President, and Kenny Noel, Secretary, of Casino Pirata.com Ltd. do hereby certify:

         That the Board of Directors of said corporation by unanimous consent action without a meeting pursuant to NRS 78.315 on November 5, 1999, adopted a resolution to amend the articles as follows:

         Article I is hereby amended to read as follows:

           The name of the corporation is Advantage Technologies, Inc.

         The number of shares of common stock of the corporation outstanding and entitled to vote on the amendments to the Articles of Incorporation is 11,274,857; that the said change and amendment have been consented to and approved by the majority of the stockholders holding a least a majority of each class of stock outstanding and entitled to vote thereon.


                                               /s/George J Bently
                                               ---------------------------------
                                               George J Bently, President


                                               /s/Kenny Noel
                                               ---------------------------------
                                               Kenny Noel, Secretary

State of California
County of Contra Costa
         On November 11, 1999, personally appeared before me, a Notary Public, George J. Bentley and Kenny Noel, who acknowledged that they executed the foregoing instrument.

                                               /s/Frederick F. Tabsharani
                                               ---------------------------------
                                               Notary Public for California
             Frederick F. Tabsharani
                 COMM. # 1171316
             NOTARY PUBLIC-CALIFORNIA
             CONTRA COSTA COUNTY
             COMM. EXP. FEB. 25, 2002